Exhibit 10.3
Form 10-KSB
Virtualmoney, Inc.
File No. 000-31009

                      TERMS AND CONDITIONS

THE FOLLOWING DESCRIBES THE TERMS AND CONDITIONS ON WHICH
VIRTUALMONEY, INC. ("Virtualmoney") OFFERS YOU PRODUCTS AND
SERVICES. THIS AGREEMENT AFFECTS YOUR RIGHTS AND YOU SHOULD READ
IT CAREFULLY. BY CLICKING "I AGREE," YOU ACCEPT THE TERMS AND
CONDITIONS SET FORTH BELOW.

We may amend (add to, delete, or change) these Terms and Conditions at any time by posting the amended terms on our web site. All amended terms shall automatically be effective upon posting on our web site. Your continued use of this web site or our services after such notice will be evidence of your agreement to the changes. Thus, you should visit this page periodically. These Terms and Conditions were last revised on ___________ 2001.

Eligibility. Our services are available only to individuals and companies who can form legally binding contracts under applicable law. Without limiting the foregoing, our services are not available to individuals under the age of 18, non-U.S. residents or where not permitted by law. If you do not qualify, please do not use our services. Further, we may temporarily or indefinitely, at our discretion, refuse services to certain individuals or companies.

In order to use our services and products, you must have a valid e-mail address and must be located in the United States.

The services and products described on the web site may not be available in all geographic areas.

Computer Requirements. To use Virtualmoney's services and to purchase and transfer Millennium Dollars TM ("MR$") you will need your own computer and related equipment and a compliant web browser that supports at least 128 bit encryption ("your
Computer").

You are responsible for the installation, maintenance, and operation of your Computer. Virtualmoney is not responsible for any errors or failures from any malfunction of your Computer and Virtualmoney is not responsible for any computer virus or related problems that may be associated with the use of your Computer.

Description of Virtualmoney Products and Services. Virtualmoney has developed a private currency called the Millennium Dollars TM ("MR$"). A Statement of Principles upon which this private currency is based is contained in The Real Monetary Compact. MR$ can be purchased from Virtualmoney with United States Dollars ("USD"). To obtain MR$ you will need to first create your own personal profile. This profile will contain your name and e-mail address, which is used as your unique user name, as well as a password of your choosing. Virtualmoney will verify your name, e-mail address and password by emailing you a User ID, which is a number with 16 digits.

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The first time you enter the system, you
must provide your user name (e-mail address), password and this User ID, but subsequently you will only need to provide your user name (e-mail address) and password.

Once you have enrolled with Virtualmoney for its services, the necessary security devices have been put in place (i.e., User IDs passwords, access codes, etc.), and you have received approval from Virtualmoney, you will be able to:

     *    Purchase a private currency, the Millennium Dollars TM
           (MR$), which will be held as a stored value on Virtualmoney's database.
     * Maintain an account - the Gresham Account TM -- denominated in MR$
     * Review and download information on the amount of MR$ that you hold and of transactions that you have done using MR$
     * Use MR$ to purchase goods and services over the Internet from others willing to accept MR$ in exchange for those goods and services

Purchasing Millennium Dollars TM. To purchase MR$ from Virtualmoney, you can send USD by ACH transfer, check, money order, or an acceptable credit card. Virtualmoney will not accept cash (i.e., paper USD) in payment for the private currency. Further, Virtualmoney will not accept any form of payment from outside the United States and its Territories. Once Virtualmoney has verified the funds, it will set up a MR$ account for you, denominated in MR$. YOU WILL NOT BE ABLE TO PURCHASE MR$ FOR A SUM LESS THAN $ 1. 00.

Establishing a Gresham Account TM Virtualmoney will provide a special account, the Gresham AccountTM, which will hold units of the private currency. The Gresham Account TM will not hold USD.

Using MR$ to Purchase Goods and Services. Virtualmoney will maintain a facility, called the TimeSafeTM, on its web site that will provide for the monetary conversion, accounting and transfer services necessary to use the private currency over the Internet to purchase goods and services. TimeSafeTM Will include a secure database for the purpose of maintaining any and all data related to the accounts held in Millennium Dollars TM for the benefit of its users. The TimeSafeTM provides you with a means of sending (via e-mail over the Internet) your creditors payment in Millennium Dollars TM If the creditor already has an account with Virtualmoney, the MR$ will be automatically transferred into the creditor's account once you send the payment instructions. The creditor will then have three (3) days time in which to accept or reject the MR$. If the creditor does not have an account with Virtualmoney, the email payment will include instructions, indicating how the recipient creditor can collect the Millennium Dollars TM

If you send MR$ to a recipient, Virtualmoney will ask you to provide the recipient's name and email address, and the amount of MR$ you wish to send (in an amount not less than $1 MR$, but no more than the amount you have in your account).

Conditions for Use. Virtualmoney reserves the right to limit the frequency and amount of transfers of MR$ from your Gresham
AccountTM for security reasons.

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Virtualmoney will not take actions based on e-mail requests until it actually receives the message and has a reasonable opportunity to act.

Virtualmoney shall have the right to terminate your access to this system, reject or reverse any transactions you initiate or suspend, limit or condition your right to send or receive MR$ thereby at any time or for any reason, including, but not limited to:

* If you do not have adequate MR$ to complete a transaction, or if your Gresham Account has been closed
* If you have not properly followed software or online instructions
*    If you disclose your profile to anyone
*    If you use another individual's profile
* If you provide Virtualmoney with inaccurate or falsified information
* Tampering, hacking, modifying or otherwise corrupting the security or functionality of this system
* Using MR$ and this system to further (directly or indirectly) any unlawful purpose * Suspicious activity
*    Excessive use
* If you have not given Virtualmoney complete, correct and current instructions so that we can make a transfer or complete a transaction
* If your Computer, the software, the web browser, or ISP was not working properly and this problem should have been apparent to you when you attempted to authorize a transaction
*    Circumstances beyond Virtualmoney's control.

Virtualmoney is not responsible for determining whether the amount of MR$ being sent is correct for any underlying transaction or is actually owed to the recipient. Disputes between senders and recipients of MR$ via Virtualmoney's system about amounts owed and similar matters are not the responsibility of Virtualmoney and you shall hold Virtualmoney harmless for any loss or expense it incurs as a result thereto or associated therewith. Virtualmoney makes no guarantees regarding purchases made when using MR$.

Hours of Operation. You may use Virtualmoney's services 24 hours a day, seven days a week, except during any special maintenance periods.

Access Codes, User IDs, Passwords, and Other Security Devices. Virtualmoney will provide you with a User ID to initiate transactions and download information. You agree to -keep all security and access codes, User IDs, personal identification numbers (PINs), and passwords confidential and prevent unauthorized access to any NM$ account and to prevent unauthorized use of these services. You are responsible for any transactions of MR$, including charges or fees, made by another person if you provide access codes, User IDs, PINs, or passwords to another person. You are solely responsible for protecting against unauthorized access to your MR$ and information through the use of physical security passwords and other security procedures. Virtualmoney will be held harmless for acting on any request received from you using these services.

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To help safeguard PINs and passwords, you should change PINs and passwords frequently. We recommend that you create a password that uses both upper and lower case alpha and numeric characters for purposes of security. Your PINs and passwords should not be associated with any commonly known personal identification, such as social security numbers, addresses, dates of birth, or names of children. For security purposes, you should memorize PINs and passwords and not write them down. If you forget a PIN or password, you must contact us to have a new temporary PIN or password issued. It may take several days before you receive this new temporary PIN or password.

Security. You understand the importance of your role in preventing misuse of this system and the services offered by Virtualmoney. You agree to protect the confidentiality of your personal identification information, such as driver's license numbers and social security numbers. You also understand that personal identification information by itself, or together with information related to your Gresham Account TM , may allow unauthorized entry and access to your Gresham Account TM . Your access codes, User IDs, passwords, and PINs are intended to provide security against unauthorized entry and access. Data transferred via online is encrypted in an effort to provide transaction security and our system uses identification technology to verify that the sender and receiver of transmissions can be appropriately identified by each other. Notwithstanding our efforts to insure that services and this system are secure, you acknowledge that the Internet is inherently insecure and that all data transfers, including e-mail, occur openly on the Internet and potentially can be monitored and read by others. Virtualmoney cannot and does not warrant that all data transfers using these services, or e-mail transmitted to and from Virtualmoney, will not be monitored or read by others.

Fees. Fees payable by you for access to and use of this system shall be at a rate specified by our fee schedule, which may be amended from time to time. We may change fees at our discretion. You are responsible for telephone and Internet service fees incurred in connection with using services provided by Virtualmoney.

Responsibilities of Users. You are responsible for all transactions using Virtualmoney's products and services. If you permit other persons to use these services or security codes, you are responsible for any transactions those persons authorize. You should notify us immediately if you believe that your Gresham Account TM has been accessed without your permission.

Transaction Limits. Virtualmoney may for security reasons, at its sole discretion, impose transaction limits on some or all users. We are not liable for refusing to sell you MR$ or refusing to proceed with or process a transaction requested by you that exceeds any limits established by us for security reasons.

No Banking or Escrow Services; No Interest on Funds. You acknowledge that Virtualmoney is not a bank. Any MR$ held by Virtualmoney for you IS NOT FDIC INSURED OR OTHERWISE GUARANTEED BY THE U.S. GOVERNMENT. Virtualmoney is not regulated as a bank and it does not pay interest on any MR$ held by us for you. Further, any interest earned on balances in Virtualmoney's bank accounts belong to Virtualmoney. You acknowledge that Virtualmoney is not an escrow service.

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Millennium Dollars TM Are Not Investments or Securities.
Millennium Dollars TM are intended to serve only as a stable unit of exchange in commerce and should not be considered an investment by the purchasers of Millennium Dollars TM Any change in the value of Millennium Dollars TM relative to U.S. Dollars will result only from changes in the specified inflation indexes and such changes may be positive or negative. Holders of Millenium Dollars Tm will not be entitled to profits, interest, income or any other return on investment typically associated with investments. Millenium Dollars Tm are not securities as defined under the Securities Act of 1933 and holders of Millenium Dollars Tm will not be entitled to the protections afforded by such Act.

Disclaimer of Warranty and Limitation of Liability. VIRTUALMONEY MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE SERVICES OR PRODUCTS PROVIDED TO YOU UNDER THIS AGREEMENT. VIRTUALMONEY DOES NOT AND CANNOT WARRANT THAT THE ONLINE SYSTEM WILL MEET YOUR SPECIFIC REQUIREMENTS OR OPERATE WITHOUT ERRORS, OR THAT ANY OR ALL ONLINE SERVICES WILL BE AVAILABLE AND OPERATIONAL AT ALL TIMES. YOU ASSUME THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF ONLINE SERVICES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, OR OTHERWISE REQUIRED BY LAW, YOU AGREE THAT VIRTUALMONEY AND VIRTUALMONEY'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS ARE NOT LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES UNDER OR BY REASON OF ANY SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT OR BY REASON OF YOUR USE OF OR ACCESS TO ONLINE SERVICES, INCLUDING LOSS OF PROFITS, LOST SAVINGS, REVENUE, DATA OR USE BY YOU OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY. FURTHER, IN NO EVENT SHALL THE LIABILITY OF VIRTUALMONEY AND ITS AFFILIATES EXCEED THE AMOUNTS PAID BY YOU FOR SERVICES PROVIDED TO YOU.

Use of Web Site. Copyright in the pages, screens, text and images appearing on the Virtualmoney web site are owned by Virtualmoney, Inc. or third parties as indicated. You may copy from the Virtualmoney web site for your personal or educational use only; provided, that each copy includes any copyright, trademark or service mark notice or attribution as they appear on the pages copied. The information and materials may not otherwise be copied displayed, distributed, downloaded, licensed, modified, published, reposted, reproduced, reused, sold, transmitted or used to create a derivative work or otherwise for public or commercial purposes, except as provided in this Agreement, without the express written permission of Virtualmoney, Inc.

Virtualmoney may change, suspend or discontinue any aspect of the web site at any time, including the availability of any web site feature, database, or content. Virtualmoney may also impose limits on certain features and services or restrict your access to parts or all of the web site without notice or liability.

You represent, warrant and covenant that (a) you shall not upload, post or transmit to or distribute or otherwise publish through the web site any materials which (i) restrict or inhibit any other user from using and enjoying the web site; (ii) are unlawful, threatening, abusive, libelous, defamatory,

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obscene,
vulgar, offensive, pornographic, profane, sexually explicit or indecent, (iii) constitute or encourage conduct that would constitute a criminal offense, give rise to civil liability or otherwise violate law, (iv) violate, plagiarize or infringe the rights of third parties including, without limitation, copyright, trademark, patent, rights of privacy or publicity or any other proprietary right, (v) contain a virus or other harmful component, (vi) contain any information software or other material of a commercial nature, (vii) contain advertising of any kind, or (vii) constitute or contain false or misleading indications of origin or statements of fact; and (b) that you are at least (18 ) years old.

You hereby agree to indemnify, defend and hold Virtualmoney, and all its officers, directors, owners, agents, employees, information providers, affiliates, licensors and licensees (collectively, the "Indemnified Parties") harmless from and against any and all liability and costs incurred by the Indemnified Parties in connection with any claim arising out of any breach by you of the Agreement or the foregoing representations, warranties and covenants, including, without limitation, attorneys fees and costs. You shall cooperate as fully as reasonably required in the defense of any claim. Virtualmoney reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by you and you shall not in any event settle any matter without the written consent of Virtualmoney.

We will use our best efforts to include accurate and up-to-date information on the web site, but we make no warranties or representations as to the accuracy of the information. You agree that all access and use of the web site and its contents is at your own risk. By using the web site, you acknowledge that we specifically disclaim any liability (whether based in contact, tort, strict liability or otherwise) for any direct, indirect, incidental, consequential, or special damages arising out of or in any way connected with your access to or use of the web site (even if we have been advised of the possibility of such damages), including liability associated with any viruses which may affect your computer.

Virtualmoney does not and cannot review all materials posted to the Virtualmoney web site by users, and Virtualmoney is not responsible for any such materials posted by users. However, Virtualmoney reserves the right at all times to disclose any information as necessary to satisfy any law, regulation or government request, or to edit, refuse to post or to remove any information or materials, in whole or in part, that in Virtualmoney's sole discretion are objectionable or in violation of this Agreement.

VIRTUALMONEY'S WEB SITE, INCLUDING ALL CONTENT, SOFTWARE, FUNCTIONS, MATERIALS AND INFORMATION MADE AVAILABLE ON OR ACCESSED THROUGH THE WEB SITE IS PROVIDED "AS IS." TO THE FULLEST EXTENT PERMISSIBLE BY LAW, VIRTUALMONEY AND ITS SUBSIDIARIES AND AFFILIATES MAKE NO REPRESENTATION OR WARRANTIES OF ANY KIND WHATSOEVER FOR THE CONTENT ON THE WEB SITE OR THEIR MATERIALS, INFORMATION AND FUNCTIONS MADE ACCESSIBLE BY THE SOFTWARE USED ON OR ACCESSED THROUGH THE WEB SITE, FOR ANY PRODUCTS OR SERVICES OR HYPERTEXT LINKS TO THIRD PARTIES OR FOR ANY BREACH OF SECURITY ASSOCIATED WITH THE TRANSMISSION OF SENSITIVE INFORMATION THROUGH THE WEB SITE OR ANY LINKED WEB SITE. FURTHER, VIRTUALMONEY AND ITS SUBSIDIARIES AND

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AFFILIATES DISCLAIM ANY EXPRESS OR IMPLIED
WARRANTIES, INCLUDING, WITHOUT LIMITATION, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. VIRTUALMONEY DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE WEB SITE OR ANY MATERIALS OR CONTENT CONTAINED THEREIN WILL BE UNINTERRUPTED OR ERROR FREE, THAT DEFECTS WELL BE CORRECTED, OR THAT THE WEB SITE OR THE SERVER THAT MAKES IT AVAILABLE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. VIRTUALMONEY AND ITS SUBSIDIARIES AND AFFILIATES SHALL NOT BE LIABLE FOR THE USE OF THE WEB SITE, INCLUDING WITHOUT LIMITATION, THE CONTENT AND ANY ERRORS CONTAINED THEREIN.

By posting messages, uploading files, inputting data or engaging in any other form of communication (individually or collectively "Communications") to the web site, you hereby grant to Virtualmoney a perpetual, worldwide, irrevocable, unrestricted, non-exclusive, royalty free license to use, copy, license, sublicense, adapt, distribute, display, publicly perform, reproduce, transmit, modify, edit and otherwise exploit such Communications, in all media now known or hereafter developed. You hereby waive all rights to any claim against Virtualmoney for any alleged or actual infringements of any proprietary rights, rights of privacy and publicity, moral rights, and rights of attribution in connection with such Communications.

Virtualmoney may, in its sole discretion, post the advertisements or promotional materials of third parties on the web site. Your correspondence or dealings with the advertisers and merchants are solely between you and that party. You agree that Virtualmoney shall not be responsible for any loss or damage of any sort incurred as a result of any such dealings or, as a result of the presence of such advertisers or merchants on the web site. Virtualmoney is not responsible or liable for the statements or conduct of any third party on the web site, With regard to services or products purchased or obtained by a user from someone other than Virtualmoney, we make no representation or warranty of merchantability or fitness for a particular purpose with regard to such services or products, and we hereby specifically disclaim any and all express and implied representations and warranties of any nature whatsoever as to such services and products.

This web site may be linked to other web sites which are not under the control of and are not maintained by Virtualmoney. Virtualmoney is not responsible for the control of those web sites. Virtualmoney is providing these links to you only as a convenience, and the inclusion of any link to such web sites does not imply endorsement by Virtualmoney of those web sites.

No Signature Required. When using this web site and services, you agree that Virtualmoney may take any action required without your signature.

Change in Terms. Virtualmoney reserves the right, at its sole discretion, to change, modify, add or remove any portion of this Agreement, in whole or in part, at any time. Virtualmoney will post change in terms on its web site. Your continued use of any or all of the Virtualmoney services indicates your acceptance of the change in terms.

Assignment. Virtualmoney may assign its rights and delegate its duties under this Agreement to a company affiliated with Virtualmoney or to any other party.

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Termination. Virtualmoney may terminate this Agreement and cancel services at any time upon giving notice of the termination to the other party. If you terminate service, you authorize Virtualmoney to continue making transfers and completing transactions previously authorized and to continue to charge fees until such time as Virtualmoney has had a reasonable opportunity to act upon your termination notice. One Virtualmoney has acted upon your termination notice, Virtualmoney will make no further transfers or transactions including transfers or transactions you have previously authorized. If Virtualmoney terminates your use of services, Virtualmoney ,reserves the right to make no further transfers or transactions, including any you have previously authorized. If the services are terminated by either party, Virtualmoney is not liable for any losses related to transfers or transactions not made as a result of termination.

Disclosure of Information and Privacy. Virtualmoney may monitor your use of this web site. Any general communication or material you transmit to us via the web site is on a nonconfidential basis and may be used by us for any purpose within the limits of our Privacy Policy posted on our web site, including reproduction, publication and posting.

Notices. All notices and other communications provided for in this Agreement shall be sent to Virtualmoney at:

     Service@Virtualmoney.com
               or
     Virtualmoney, Inc.
     2325 Sheridan Hills Road
     Wayzata, MN 55391

Governing Law; Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of Minnesota. You consent to the jurisdiction of the courts of the State of Minnesota, waive any argument that such a venue is inconvenient, and agree to bring any litigation commenced by you in connection with this Agreement in either the District Court of Hennepin County or the Federal District Court, District of Minnesota, Fourth Division.

Consent to Electronic Delivery of Notices. You agree that any notice or other type of communication provided pursuant to the terms of this Agreement, and any future disclosures required by law may be made electronically by posting the notice on Virtualmoney's web site or by e-mail.

Please print a copy of this Agreement and keep a copy for your records.

[I ACCEPT]     [I DO NOT ACCEPT]


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